UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CALCASIEU REAL ESTATE AND OIL CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALCASIEU REAL ESTATE AND OIL CO., INC.

POST OFFICE BOX 899

LAKE CHARLES, LOUISIANA 70602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Calcasieu Real Estate & Oil Co., Inc., (the “Company”) will be held at Bank One, Third Floor, One Lakeside Plaza, Lake Charles, Louisiana 70601, April 19, 2005, at 11:00 a.m., to:

1.	Elect directors.

2.	Amend the Restated Articles of Incorporation to change the name of the Company to CKX Lands, Inc.

3.	Approval of McElroy, Quirk & Burch APC as our independent auditors for calendar year 2005.

4.	Transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 18, 2005, are entitled to notice of and to vote at the meeting.

The Board of Directors recommends a vote FOR items 1, 2, and 3. The Board or proxyholders will use their discretion on other matters that may arise at the Annual Meeting.

Lake Charles, Louisiana

March [10,] 2005

BY ORDER OF THE BOARD OF DIRECTORS

Charles D. Viccellio	Arthur Hollins, III
Vice President & Secretary	President

PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

CALCASIEU REAL ESTATE AND OIL CO., INC.

POST OFFICE BOX 899

LAKE CHARLES, LOUISIANA 70602

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

APRIL 19, 2005

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of Calcasieu Real Estate and Oil Co., Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held April 19, 2005, at the time and place and for the purposes set forth in accompanying Notice of Meeting. The date of this Proxy Statement is March 10, 2005, and it is being mailed to stockholders with the accompanying proxy on or about March 14, 2005.

The shares represented by any proxy in the enclosed form, if it is properly executed and received at or prior to the meeting, will be voted in accordance with the specifications made thereon. Proxies received, on which no specification is made, will be voted for proposal 1, 2 and 3. Proxies are revocable by written notice to the Secretary at any time prior to their exercise and will be deemed revoked by attendance and voting at the meeting.

On the record date there were 1,942,495 outstanding shares of the Corporation’s Common Stock. Each stockholder of record on February 18, 2005 is entitled to one vote for each share of common stock held by such stockholder on that date. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by a plurality vote, the approval of the independent auditor will be determined by a majority vote, and the proposal to amend the Restated Articles of Incorporation to change the name of the Company (the “Amendment”) will require the affirmative vote of the holders of at least two-thirds of the shares present or represented at the meeting. Abstentions will have no effect on the election of directors or the approval of the independent auditor and will have the effect of a vote against the Amendment. Broker non-votes (described below) will have no effect on the election of directors, the approval of the independent auditor or the Amendment.

A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner’s shares with respect to the election of directors and the approval of the independent auditor. However, the broker or nominee does not have discretion to vote the beneficial owner’s shares with respect to the Amendment. Shares as to which a broker or nominee does not vote on a matter are referred to as broker non-votes on that matter. Broker non-votes will be counted as present at the stockholders’ meeting for purposes of determining a quorum but will not be counted as present for purposes of determining whether the independent auditor or the Amendment has been approved.

If a quorum is not present, the stockholders present may adjourn the meeting from time to time, without notice, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the directions set forth on the proxies. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED (i) FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN, (ii) FOR THE PROPOSED AMENDMENT TO RESTATED ARTICLES OF AMENDMENT, (iii) FOR THE APPROVAL OF THE INDEPENDENT AUDITOR, AND (iv) IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Votes cast by proxy or in person will be tabulated by the Inspector of Elections appointed for the meeting and such Inspector will determine if a quorum is present. Abstentions will be treated as present for purposes of determining a quorum but unvoted for purposes of determining approval of a matter submitted for a vote.

All expenses of preparing, printing and mailing the proxy and all materials used in solicitation will be borne by the Company. Proxies may also be solicited in person or by telephone or fax by directors, officers and other employees of the Company, none of whom will receive additional compensation for such services. The Company will also request brokerage houses, custodians and nominees to forward these materials to the beneficial owners of the stock held of record by them and will pay the reasonable expenses of such persons for forwarding the material.

Only stockholders of record at the close of business on February 18, 2005, are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding 1,942,495 shares of common stock, each of which is entitled to one vote.

ELECTION OF DIRECTORS

The By-Laws of the Company specify the number of directors that shall constitute the Board of Directors. On March 18, 2004, the Board of Directors amended the Company’s By-Laws to increase the number from nine to ten.

Each director will hold office for one year and until his successor is elected and qualified. It is the intention of the persons named in the accompanying proxy to vote in favor of the election of the ten nominees named below. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. Management has, however, no reason to believe that any nominee will be unavailable.

At the 2004 annual meeting of stockholders, 1,533,179 shares, or 78.9% of the 1,942,495 shares outstanding, voted. In excess of 99.7% of the shares cast were voted for election of each nominee for director.

The information set forth below as to age, principal occupation or employment, and amount and nature of beneficial ownership of common stock of the Company has been furnished by each nominee for election. Each of the nominees is a resident of Lake Charles, Louisiana, and can be reached using the Company’s address. Unless otherwise indicated, (i) all nominees have been with the same organization in essentially the same position as listed below for the past five years, (ii) the nominees own, with sole voting and investment power, the shares listed, and (iii) the nominees have served as directors of the Company continuously since they were first elected. No one owns 5% or more of the outstanding common stock. The Board of Directors recommends a vote FOR each of the directors named below.

Name and Age	Occupation and other Directorships	Director Since	Shares Beneficially Owned		Percent of Class
William D. Blake – 72	President of Lacassane Co., Inc., & Howell Industries, Inc.; Director of Sweetlake Lane & Oil Co., Inc.; Manager of Blake Brothers, L.L.C.	1966	59,436	(1)(2)	3.06%

Troy A. Freund – 77	Petroleum Geologist, individual proprietor	1984	7,863.40%

Arthur Hollins, III – 74	President & Chief Executive Officer of Calcasieu Real Estate & Oil Co., Inc. and Manager of PBA Properties, L.L.C., Director of Syntex Management Systems, Inc.	1974	49,477	(2)(3)	2.55%

Laura A. Leach – 65	Chairman of the Board and Secretary-Treasurer and Director of Sweetlake Land & Oil Co., Inc. and North American Land Co., Inc.; Secretary-Treasurer of H. G. Chalkley & Sons, Inc.; Director of Lacassane Co., Inc.	1996	69,434	(4)(5)	3.57%

Name and Age	Occupation and other Directorships	Director Since	Shares Beneficially Owned		Percent of Class
Frank O. Pruitt – 76	Chairman of PWK Timberland Corp.	1981	18,300	(6)	.94%

B. James Reaves, III – 70	Private investor, oil and gas; estate management; Director of Lacassane Co., Inc.	1986	20,600	(7)	1.06%

Mary Watkins Savoy – 65	Private Investments	1998	17,158.88%

Michael P. Terranova – 53	Partner in Terranova & Prejean, Certified Public Accountants and Director of Rett Realty, Inc.	2004	500.03%

Charles D. Viccellio – 71	Partner in Stockwell, Sievert, Viccellio, Clements & Shaddock, L.L.P., attorneys.	1996	15,450	(2)	.80%

Mary Leach Werner – 37	Vice-President and Director of North American Land Co., Inc.	2004	11,976	(5)(8)	.62%
All Directors and Officers as a Group (10 persons)			258,944		13.33%

(1)	Includes 3,450 shares owned by Mr. Blake’s wife and 9,225 shares held in trusts for which Mr. Blake or his wife serve as trustee or co-trustee. Includes 550 shares owned by a corporation of which Mr. Blake is a Director. Mr. Blake disclaims ownership of these shares.

(2)	Mr. Hollins is President of the Company, Mr. Viccellio is its Vice-President and Secretary and Mr. Blake is its Vice-President and Treasurer.

(3)	Includes 34,238 shares owned by Mr. Hollins’ children and former spouse, that Mr. Hollins has power to vote pursuant to an understanding. [Mr. Hollins disclaims beneficial ownership of these 35,238 shares.] Includes 1,000 shares owned by a L.L.C. of which Mr. Hollins is Manager.

(4)	Includes 11,250 shares owned by corporations of which Mrs. Leach is a director. She disclaims beneficial ownership of these shares.

(5)	Mrs. Leach is the mother of Mrs. Werner.

(6)	Includes 2,900 shares owned by Mr. Pruitt’s wife and 1,450 shares owned by a trust of which Mr. Pruitt’s wife is trustee. Mr. Pruitt disclaims beneficial ownership of these shares.

(7)	Includes 15,850 shares owned by a L.L.C. of which Mr. Reaves is managing partner and 1,000 shares owned by a trust for which Mr. Reaves is trustee. He disclaims beneficial ownership of all of these shares.

(8)	Includes 10,700 shares owned by a corporation of which Mrs. Werner is an officer and director. She disclaims beneficial ownership of these shares.

Lacassane Co., Inc., Sweetlake Lane & Oil Co., Inc., North American Land Co., Inc., H.G. Chalkley & Sons, Inc. and PWK Timberland Corp. are all land management companies. Blake Brothers, L.L.C. and PBA Properties, L.L.C. are the owners of Walker Louisiana Properties. Syntex Management Systems, Inc. is a software company. Rett Realty, Inc. is a real estate leasing company.

Directors Freund, Leach, Pruitt, Reaves, Savoy, Terranova and Werner are all “independent directors” per the requirements of the American Stock Exchange and meet the additional independence standards for Audit Committee members per Securities Exchange Act Rule 10A-3 governing audit committees.

COMMITTEES

The Board of Directors has standing Audit, Compensation and Nominating Committees.

The Audit Committee presently consists of Directors Pruitt (Chairman), Terranova, Leach, and Reaves. Each member of the Audit Committee meets the financial literacy requirements of the American Stock Exchange. The Board of Directors has determined that Mr. Terranova meets the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee’s primary duties and responsibilities are to: (1) appoint the Company’s independent auditors and determine their compensation; (2) serve as an independent and objective party to monitor the Company’s compliance with legal and regulatory requirements and the Company’s financial reporting, disclosure controls and procedures and internal controls and procedures; (3) review, evaluate and oversee the audit efforts of the Company’s independent auditors and internal auditor; (4) provide an open avenue of communication among the independent auditors, internal auditor and the Board of Directors; and (5) prepare the Audit Committee Report required to be included in the Company’s annual proxy statement.

The Compensation Committee presently consists of Directors Freund (Chairman), Savoy and Werner. The Committee annually recommends to the Board the amount of salary to be paid each officer that year.

The Nominating Committee consists of Directors Savoy (Chairman), Freund and Werner. The Committee identifies individuals qualified to become directors and recommends them to the Board for directorships to be filled by the Stockholders of the Company. The Nominating Committee will consider persons recommended by stockholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information. The Nominating Committee does not have a charter. Each of the members of the Nominating Committee is independent as defined by the American Stock Exchange.

The Committee identifies and evaluates nominees on the basis of their education, business experience, integrity and knowledge of Southwest Louisiana particularly as it relates to land management. Nominees recommended by security holders will be evaluated by the same criteria.

The Nominating Committee has in the past considered potential director candidates suggested by its members, other directors and management. Members of the committee and management have in the past interviewed potential candidates who were not incumbent directors, and the committee has then voted to recommend a slate of nominees to the Board.

Directors, including officers, are paid $400 per board meeting attended and $200 per missed meetings. Committee members are paid $100 per committee meeting attended and the committee chairman is paid $125 per committee meeting attended, except the Audit Committee Chairman is paid $400 per committee meeting attended.

The Board allows stockholders to send communications to the Board through its Nominating Committee at the address of the Company.

MEETINGS AND ATTENDANCE

During 2004 the Company held nine Board of Directors meetings, four Audit Committee meetings and two Nominating Committee meetings. Mr. Blake missed three Board of Directors meetings. Mrs. Savoy missed two Board meetings and directors Leach and Pruitt missed one Board meeting. Mrs. Leach missed two Audit Committee meetings. All directors are expected to attend the annual meeting, although the Company does not have a formal policy regarding this. All of the directors attended the 2004 annual meeting.

COMPENSATION

	Year	Salary	Bonus	Other Annual Compensation
Arthur Hollins, III, President & Chief Executive Officer	2004	$20,000	0	$3,600
	2003	$14,500	0	$2,000
	2002	$12,000	0	$2,000

The Company has no long-term compensation programs. We have not included a performance graph because (1) the difficulty of determining a peer group; (2) the Company has no annual or long-range compensation programs; and (3) we are exempt as a Small Business Issuer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Calcasieu Real Estate and Oil Co., Inc. owns an undivided 1/6th interest in approximately 34,000 acres known as Walker Louisiana Properties (land owned in indivision, but jointly managed). Mr. Hollins is Manager of PBA Properties, L.L.C. and Mr. Blake is manager of Blake Brothers, L.L.C., each of which also owns an undivided 1/6th interest in the same property.

Mr. Viccellio’s law firm received $11,189 for legal work performed for the Company in 2004.

LIMITATION OF LIABILITY

Our certificate of incorporation limits the liability of our directors to the maximum extent provided by Louisiana law. Our by-laws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law. There is no pending litigation nor are we aware of any threatened litigation involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute proxy soliciting materials and should not be deemed filed or incorporated by reference into any other filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated into this proxy statement.

The Audit Committee of the Board of Directors has furnished the following report on the Corporation’s audit procedures and its relationship with its independent accountants for the twelve-month period ending December 31, 2004.

The Audit Committee has reviewed and discussed with the Corporation’s management and McElroy, Quirk & Burch, APC the audited financial statements of the Corporation contained in the Corporation’s Annual Report on Form 10-K for the Corporation’s 2004 fiscal year. The Audit Committee has also discussed with McElroy, Quirk & Burch, APC the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Corporation’s financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from McElroy, Quirk & Burch, APC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with McElroy, Quirk & Burch, APC its independence from the Corporation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-KSB for its 2004 fiscal year for filing with the SEC.

The Board of Directors adopted a Charter governing the Audit Committee in January 2003. A copy of the Charter was included as Annex A of the 2004 Proxy Statement dated March

18, 2004. The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of the American Stock Exchange.

AUDIT COMMITTEE

Frank O. Pruitt (Chairman)

Henry C. Alexander

Laura A. Leach

B. James Reaves, III

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

McElroy, Quirk & Burch, Certified Public Accountants, acted as our independent auditors and audited our financial statements for the year ended December 31, 2004. The Audit Committee of the Board has selected McElroy, Quirk & Burch as independent accountants to audit our financial statements for 2005. If the shareholders do not ratify the Audit Committee’s selection, the committee will reconsider its selection of that firm; however, the Audit Committee will not be obligated to select another independent accountant. Representatives of McElroy, Quirk & Burch will attend the annual meeting and will respond to appropriate questions.

Fees paid to McElroy, Quirk & Burch APC for each of the last two calendar years are listed in the following table.

	Audit Services Fees	Audit Related Fees	Tax Fees	All Other Fees
2004	$11,983	$6,000	$1,200	0
2003	$11,283	$6,000	$1,000	0

Audit service fees include fees for services performed to comply with Generally Accepted Auditing Standards, including the recurring audit of the Company’s financial statements.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax fees are for the preparation of the Company’s federal and state income tax returns and the state franchise tax return.

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the independent auditor of the Company. The Audit Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and permitted non-audit services. Any decision by such member or members to grant pre-approval shall be presented to the Committee at its next scheduled meeting. During 2004 there was no non-audit work performed which was not pre-approved by the Audit Committee prior to the engagement.

The Audit Committee has selected the firm of McElroy, Quirk & Burch APC as the Company’s independent auditors for the fiscal year ended December 31, 2005. Stockholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board of Directors has chosen to submit it to the stockholders for their approval and ratification as a matter of good corporate practice. Of the shares represented and entitled to vote at the meeting (whether in person or by proxy), more votes must by cast in favor of than votes cast against the proposal to ratify and approve the selection of McElroy, Quirk & Burch APC as the Company’s independent auditors for the fiscal year ended December 31, 2005.

The Board of Directors recommends a vote FOR the approval and ratification of the selection of McElroy, Quirk & Burch APC as the Company’s independent auditors for the fiscal year ended December 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than 10% stockholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Company stock and furnish copies of such forms to the Company.

Based solely on a review of the Form 3, 4 and 5 filings received from, or filed by Calcasieu on behalf of, reporting persons since the beginning of 2004, Calcasieu is not aware of any failure to file on a timely basis any Form 3, 4 or 5 during calendar 2004 except one report on Form 3 for Michael Terranova to report upon his election as a director on April 15, 2004, one report on Form 4 and 5 for B. James Reaves, III, to report the distribution of shares to the beneficiary on October 22, 2004, by a trust for which he was a trustee, one report on Form 4 and 5 for William D. Blake for the gift of shares to a charity on April 18, 2004 and one amended Form 4 for William D. Blake to report shares, which were acquired in May of 1992, by trusts for which he is a trustee. In each case the required forms were not filed on a timely basis but have since been filed.

PROPOSAL TO CHANGE THE COMPANY’S NAME

In the meeting we will ask the stockholders to approve an Amendment to the Restated Articles of Incorporation of the Company to change the name of the Company from Calcasieu Real Estate & Oil Co., Inc. to CKX Lands, Inc. The Board has determined that the Amendment is desirable because the present name is confusing in that some persons believe it is a real estate agency, whereas others believe it is involved in oil and gas operations. The Company owns and manages acreage that produces income from agriculture rentals, timber sales and mineral leases and royalties. The Company does not conduct mineral exploration, development or production operations. The Board selected CKX Lands, Inc., because its stock symbol on the American Stock Exchange is CKX. The Board has unanimously approved a proposed amendment to the Restated Articles of Incorporation and recommends that the Stockholders vote FOR the proposal to amend the Articles. Adoption of the amendment requires the affirmative vote of the holders of at least two-thirds of the shares present or represented at the meeting.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company had not been informed of any matters to be presented by, or on behalf of, the Company or its management, for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote on such matters according to their best judgment.

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for 2004 accompanies this Proxy Statement.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it at once in the enclosed envelope.

STOCKHOLDERS PROPOSALS FOR 2006 ANNUAL MEETING

Proposals of stockholders intended to be included in the proxy materials, including director nominee recommendations, relating to the 2006 annual meeting of stockholders, must be received by the Secretary at Calcasieu Real Estate and Oil Co., Inc., P.O. Box 899, Lake Charles, LA 70602, in proper form, prior to November 1, 2005. If a proposal is not submitted timely, the proxy holders named in the Company’s proxy statement for the 2006 annual meeting of stockholders will have discretionary authority to vote with respect to any such proposal raised at that meeting. The Secretary will forward all director nominee recommendations to the Nominating Committee.

BY ORDER OF THE BOARD OF DIRECTORS

Charles D. Viccellio
Vice-President and Secretary

Lake Charles, Louisiana

March [10,] 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby constitutes and appoints WILLIAM D. BLAKE and CHARLES D. VICCELLIO, or either of them acting in the absence of the other with power of substitution, the proxies of the undersigned to attend the annual meeting of stockholders of Calcasieu Real Estate & Oil Co., Inc. on April 19, 2005, and any adjournment thereof, and to vote the shares of said corporation standing in the name of the undersigned.

1.	To elect directors.
	FOR all nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below

INSTRUCTION; To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

William D. Blake	Frank O. Pruitt
Troy A. Freund	B. James Reaves, III
Arthur Hollins, III	Mary W. Savoy
Charles D. Viccellio	Michael P Terranova
Laura A. Leach	Mary Leach Werner

2.	To amend the Restated Articles of Incorporation of the Company to change the name of the Company to CKX Lands, Inc.

☐    For                ☐    Against                ☐    Abstain

3.	To approve McElroy, Quirk & Burch APC as auditors for 2005.

☐    For                ☐    Against                ☐    Abstain

4.	In their discretion, to vote upon such matters as may properly come before the meeting or any adjournment thereof.

This proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

DATE:	SIGNATURE:

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian, please give the full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.